CONSENT OF INDEPENDENT ACCOUNTANTS
==================================

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85267) of Northern States Power Company (Wisconsin) of our report dated January 31, 2000 relating to the financial statements, which appears in this Form 10-K.

/s/

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 14, 2000